UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 9, 2009

Power Integrations, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-23441	94-3065014

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
5245 Hellyer Avenue
San Jose, California 95138-1002
(Address of principal executive offices)
(408) 414-9200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. | Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 8.01. Other Events.
SIGNATURES

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Election of New Director
     On March 9, 2009, the Board of Directors (the “Board”) of Power Integrations, Inc. (the “Company”) appointed William L. George to serve as a director. Dr. George’s election was recommended to the Board by the Nominating and Governance Committee of the Board. Dr. George was not appointed to any committees of the Board.
     Dr. George, a 40-year veteran of the semiconductor industry, directed the worldwide operations of ON Semiconductor from its founding in 1999 until June 2007. From 2007 through his retirement in 2008 he directed the startup of ON Semiconductor’s foundry services business. Prior to the spin-off of ON Semiconductor from Motorola, Inc., Dr. George served in a variety of operations and engineering roles in three decades at Motorola, most recently as corporate vice president and director of manufacturing for the company’s semiconductor components group.
     Upon appointment to the Board, Dr. George was granted a non-qualified stock option to purchase 25,834 shares of the Company’s common stock (the “Initial Grant”) under the 1997 Outside Directors Stock Option Plan (the “Directors Plan”). The Initial Grant was granted with an exercise price equal to the fair market value of the Company’s common stock on March 9, 2009. The Initial Grant vests with respect to (i) 1/3 of the shares on the first anniversary of the date of grant, and (ii) 1/36 of the shares in a series of twenty-four (24) successive equal monthly installments over the two (2)-year period measured from the first anniversary of the date of grant; provided, however, that all vesting will cease if Dr. George ceases to provide service to the Company. Notwithstanding the foregoing, the Initial Grant fully vests immediately if there is a Change in Control (as defined in the Directors Plan) as of the date ten (10) days prior to the date of the Change in Control. Dr. George received the Initial Grant in lieu of stock option grants under the Directors Equity Compensation Program of the 2007 Equity Incentive Plan. Beginning on July 1, 2009, Dr. George will receive equity compensation pursuant to the Directors Equity Compensation Program consistent with the Company’s other non-employee directors.
     As a non-employee director, Dr. George will also receive $6,000 per quarter for service on the Board as well as compensation to attend Board meetings via phone or in person of $750 and $1,500, respectively. Dr. George will also be reimbursed for all reasonable travel and related expenses incurred in connection with attending Board and committee meetings. The Company intends to enter into an indemnity agreement with Dr. George that is in the form of indemnity agreement executed by other members of the Board.
     In connection with Dr. George’s appointment, the Board also granted a waiver of the Company’s Code of Business Conduct and Ethics relating to options and stock he currently holds in a competitor, as more fully disclosed in Item 8.01 of this Form 8-K.
Executive Compensation
     On March 9, 2009, the Compensation Committee of the Board took the following actions with respect to the Company’s chief executive officer, chief financial officer, and other named executive officers as defined in Rule 402 of SEC Regulation S-K (collectively, the “Officers”):

2009 Stock Option Grants
     Approved stock option grants to the following Officers:

		2009 Evergreen
		Stock Options
Executive Officer	Title	(in Shares of Common Stock)
Balu Balakrishnan	President and Chief Executive Officer	200,000
Bill Roeschlein	Chief Financial Officer	50,000
John Tomlin	Vice President, Operations	40,000
Douglas Bailey	Vice President, Marketing	30,000
Derek Bell	Vice President, Engineering	40,000
     The stock option grants will be effective on the third trading date following the date of the earnings release of the Company’s first quarter 2009 financial performance (the “Grant Date”). The exercise price per share for the stock options granted to the Officers will be the fair market value of a share of the Company’s Common Stock on the Grant Date as determined in accordance with the Company’s 2007 Equity Incentive Plan, as amended. Vesting of each of the stock options granted to the Officers will commence on the Grant Date.
2009 Bonus Plan
Approved the 2009 Bonus Plan as follows:
     Each Officer, as described below, was assigned a target bonus applicable to service in 2009. Bonuses, which will be awarded in restricted stock units, will be earned based on Company performance as against the 2009 Bonus Plan’s established revenue targets and non-GAAP operating income targets. The non-GAAP operating income targets were based on non-GAAP operating income, which excluded certain expenses, including (a) FAS 123R expense; (b) any extraordinary income and or expenses associated with mergers and acquisition activities, patent lawsuit settlements and IRS settlements; and (c) any other charges or adjustments which the Compensation Committee determines to be extraordinary or otherwise appropriate. Weighting of the target components is as follows:

Revenue	25%
Non-GAAP Operating Income	75%

Total	100%

Revenue Component of Officer’s Bonus:
     No pay out will be made under the plan if the Company’s 2009 actual revenue does not exceed at least an established minimum amount of revenue as set forth in the 2009 Bonus Plan. To the extent 2009 actual revenue increases above the minimum amount of revenue, the actual bonus increases, up to 100% of the revenue component of the target bonus when actual revenue equals target revenue in the 2009 Bonus Plan, and continues increasing thereafter as actual revenue increases, up to a maximum of 200% of the revenue component of the target bonus.
Non-GAAP Operating Income Component of Officer’s Bonus:
     No pay out will be made under the plan if the Company’s 2009 actual non-GAAP operating income does not exceed at least an established minimum amount of non-GAAP operating income as set forth in the 2009 Bonus Plan. To the extent 2009 actual non-GAAP operating income increases above the minimum amount of non-GAAP operating income, the actual bonus increases, up to 100% of the non-GAAP operating income component of the target bonus when actual non-GAAP operating income equals target non-GAAP operating income in the 2009 Bonus Plan, and continues increasing thereafter as actual non-GAAP operating income increases, up to a maximum of 200% of the non-GAAP operating income component of the target bonus.
2009 Salaries and Target Bonuses
     Approved the 2009 salaries and 2009 target bonuses for the Officers as follows:

			2009
			Target Bonus
		2009	(restricted
Executive Officer	Title	Salary	stock units)
Balu Balakrishnan	President and Chief Executive Officer	$400,000	10,000

Bill Roeschlein	Chief Financial Officer	$250,000	3,000

John Tomlin	Vice President, Operations	$275,000	4,000

Douglas Bailey	Vice President, Marketing	$240,000	3,300

Derek Bell	Vice President, Engineering	$275,000	4,000
Item 8.01. Other Events.
     On March 9, 2009, the Board and Audit Committee granted a waiver, with respect to the Company’s Code of Business Conduct and Ethics, to Dr. George regarding his current option and stock holdings in a competitor of the Company. Dr. George holds these securities as a result of his previous employment with that competitor. The Board and Audit Committee granted the waiver because Dr. George no longer possesses any role at the competitor and the competitor’s business which competes with the Company comprises a minor portion of the business of such competition.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power Integrations, Inc.
By:	/s/ Bill Roeschlein
	Name:	Bill Roeschlein
	Title:	Chief Financial Officer

Dated: March 12, 2009